Exhibit 10.3

Amendment No. 1

to Executive Employment Agreement

This Amendment No. 1 to Executive Employment Agreement (“Amendment”) between Turning Point Therapeutics, Inc. with its principal place of business at 10628 Science Center Drive, Suite 200, San Diego, CA 92121 (“Turning Point”) and Mohammad Hirmand, M.D. (“Executive”) is entered into between Turning Point and Executive effective as of May 20, 2022 (the “Amendment Effective Date”).

Whereas, Turning Point and Executive are parties to an agreement entitled Executive Employment Agreement having an effective date of October 30, 2019 (the “Agreement”); and

Whereas, Turning Point and Executive desire to amend the Agreement as described in this Amendment. Capitalized terms not defined in this Amendment shall have the meaning ascribed such terms in the Agreement.

Now, Therefore, Turning Point and Executive agree to amend the Agreement as follows:

1.
Section 1.2 of the Employment Agreement shall be amended and restated in its entirety as follows:

“Duties and Location. Executive shall perform such duties as are customarily associated with the position of Executive Vice President and Chief Medical Officer and such other duties as are assigned to Executive by the CEO. Executive’s primary office location shall be the Company’s headquarters located in San Diego, California; provided that Executive shall be permitted to work remotely so long as (a) such arrangement does not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder and (b) Executive will travel to and work from the Company’s headquarters from time to time as mutually agreed by the parties. Subject to the terms of this Agreement, the Company reserves the right to reasonably require Executive to perform Executive’s duties at places other than Executive’s primary office location from time to time and to require reasonable business travel.”

2.
Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

3.
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Electronic signatures or signatures on pdf versions of this Amendment exchanged via email, shall be deemed original signatures for all purposes.

[Signatures on following page]

In Witness Whereof, the parties hereto have executed this Amendment by their respective duly authorized signatories below to take effect on and as of the Amendment Effective Date.

Mohammad Hirmand, M.D. By: /s/ Mohammad Hirmand	Turning Point Therapeutics, Inc. By: /s/ Athena Countouriotis Name: Athena Countouriotis, M.D. Title: Chief Executive Officer